UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	May 10, 2016
Shutterstock, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor
New York, New York 10118
(Address of principal executive offices, including zip code)

(646) 766-1855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Election of Director
On May 10, 2016, based on the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”) of the Board of Directors (the “Board”) of Shutterstock, Inc. (the “Company”), the Board appointed Deirdre M. Bigley as a Class II director of the Company with a term expiring at the Company’s 2017 annual meeting of stockholders. In addition and based on the recommendation of the Committee, the Board appointed Ms. Bigley to serve as a member of each of the Nominating and Corporate Governance Committee and the Compensation Committee of the Board. In connection with her election to the Board, Ms. Bigley was awarded a restricted stock unit grant under the Company’s 2012 Omnibus Equity Incentive Plan covering 316 shares of the Company’s common stock, such award to vest on June 6, 2016, which is the date immediately preceding the date of the Company’s 2016 annual meeting of stockholders, subject to Ms. Bigley’s continued service through that date. Ms. Bigley will also be entitled to receive the following compensation for her service on each of the Board, the Compensation Committee and the NCG Committee:

•
an annual cash retainer of $50,000 for her service on the Board. $5,000 for her service on the Compensation Committee and $2,500 for her service on the NCG Committee, each payable quarterly in arrears, subject to Ms. Bigley’s continued service on the first day of the preceding quarter;

•
an annual restricted stock unit award with a cash value of $150,000 to be granted on the date of each annual meeting of the Company’s stockholders, which shall vest on the earlier of the one-year anniversary of the date of grant and the date immediately preceding the date of the next annual meeting of the Company’s stockholders, subject in each case to Ms. Bigley’s continued service through the vesting date.

All of Ms. Bigley’s equity awards received for her service on the Board will vest in full immediately prior to, and contingent upon, a change of control of the Company.
In addition, Ms. Bigley and the Company will enter into an indemnification agreement, the form of which is attached as an exhibit to the Company’s Registration Statement on Form S-1, as amended (File No. 333-181376), filed with the SEC on August 30, 2012. There are no understandings or arrangements between Ms. Bigley and any other person pursuant to which Ms. Bigley was elected as a director. There are no transactions in which Ms. Bigley has an interest requiring disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing Ms. Bigley’s election to the Board is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
99.1Press release dated May 11, 2016

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: May 11, 2016	By:	/s/ Steven Berns
Steven Berns
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated May 11, 2016